[LOGO]MAZAMA CAPITAL MANAGEMENT INC.(R)





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                                 CODE OF ETHICS








                                 March 28, 2005
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                               TABLE OF CONTENTS

CODE OF ETHICS............................................................ - 3 -
  BACKGROUND.............................................................. - 3 -
  POLICY.................................................................. - 3 -
    KEY DEFINITIONS....................................................... - 3 -
  RESPONSIBILITY.......................................................... - 4 -
  PROCEDURE............................................................... - 5 -
    EMPLOYEE REPORTS...................................................... - 5 -
    COMPLIANCE WITH OTHER SECURITIES LAWS................................. - 6 -
    PROHIBITED TRADING PRACTICES.......................................... - 6 -
STANDARDS OF CONDUCT...................................................... - 8 -
    CONFLICT OF INTEREST.................................................. - 8 -
    VENDOR AND CLIENT GIFTS............................................... - 8 -
    CORPORATE OPPORTUNITY................................................. - 9 -
    INVESTING IN A CUSTOMER'S BUSINESS.................................... - 9 -
    ACTING AS A FIDUCIARY.................................................- 10 -
    OUTSIDE EMPLOYMENT.....................................................-10 -
    PERSONAL USE OF COMPANY RESOURCES.....................................- 10 -
    CONFIDENTIALITY.......................................................- 11 -
    PRIVACY...............................................................- 11 -
    CIVIC/POLITICAL ACTIVITIES AND CONTRIBUTIONS..........................- 11 -
    LOBBYING ACTIVITIES...................................................- 12 -

CODE OF ETHICS

BACKGROUND

RULE 204A-1 under the Investment Advisers Act of 1940 (the "Investment Advisers Act") requires that Mazama Capital Management, Inc. ("Mazama") adopt and enforce a written Code of Ethics applicable to its supervised persons. RULE 17J-1 under the Investment Company Act of 1940 (the "Investment Company Act") requires that Mazama, if it serves as a sub adviser or adviser to a registered investment company, to adopt a written Code of Ethics and to report to the Board of Trustees of a Trust (the "Board") any material compliance violations. The Board may approve a Code of Ethics only after it has made a determination that the Code of Ethics contains provisions designed to prevent "Access Persons" (summarized below) from engaging in fraud.

POLICY
The Code of Ethics (the "Code") is intended to establish ideals for ethical conduct based on fundamental principals of openness, integrity, honesty and trust. The Code is not intended to address every situation. Accordingly, Mazama reserves the right to revoke, modify, interpret, and apply its guidelines, policies or procedures at its sole discretion, and without prior notice.

Mazama's Code applies company-wide. While the Code is based on requirements set forth in Rule 204A-1 and Rule 17j-1 (the "Rules"), it also addresses issues that concern Mazama and applies to all employees. The Code does not replace the provisions on employee conduct in the Employee Handbook; instead, it offers general guidance on certain issues for maintaining Mazama's high ethical standards. Please note that Mazama expects you to comply with the letter of the Code and to observe its spirit. Always consider how your actions as a Mazama employee will reflect on the Company as a whole. If an employee acts in a manner contrary to the Code, he or she could be subject to corrective action, which could range from counseling to termination of employment, depending on management's evaluation of the circumstances.

KEY DEFINITIONS

For other definitions, see Appendix 1. The term "Access Person" is generally defined by the Rules to include any supervised person who has access to nonpublic information regarding clients' purchases or sales of securities, who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic. Mazama is an independent, employee owned firm; for the purposes of this code, only employees of Mazama will be considered "Access Persons". The Mazama Compliance Officer (defined below) will notify an employee if that person fits the above definition and maintain a list of all Access Persons (see Appendix 2).

The term "Covered Security" means any Security (see Appendix 1) other than (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies (i.e, mutual funds) not advised or sub-advised by Mazama.

The term "employee" shall mean any director, officer or employee of Mazama.

The term "Personal Account" shall include each and every account wherein a Mazama employee influences or controls the investment decisions. A Mazama employee is deemed to influence or control the investment decisions if the account is for the benefit of (i) any employee; (ii) a spouse of any employee;
(iii) any child under the age of 22 of an employee, whether or not residing with the employee; (iv) any other person residing in the same household with the employee; (v) any other account in which an employee has a beneficial interest. The employee may obtain a written exemption from the Personal Account designation by the Compliance Officer if the Officer determines that (i) the certifying employee does not influence the investment decisions for any specified account of such spouse, child, or dependent person; and (ii) the person or persons making the investment decisions for such account do not make such decisions, in whole or in part, upon information that the certifying employee has provided.

RESPONSIBILITY

In order to meet the requirements of the Rules, this Code includes a procedure for detecting and preventing material trading abuses and requires all employees to report personal securities transactions on an initial, quarterly and annual basis (the "Reports"). Mazama has appointed the following persons to serve as the Chief Compliance Officer and Compliance Officer:

Brian P. Alfrey
Chief Compliance Officer

Shannon M. Lynch
Compliance Officer

The Compliance Officer will receive and review Reports delivered in accordance with the procedures listed below under EMPLOYEE REPORTS below. Any violations to the Code must be reported to the Mazama's Chief Compliance Officer who will review the violation with the firm's President. Additionally, in accordance with the Rules and ADMINISTRATION OF CODE OF ETHICS below, any material violations to the Code will be reported to the Board and upon request to other clients of Mazama. Any questions regarding Mazama's policies or procedures regarding insider trading, confidential information and conflicts of interest should be referred to the Compliance Officer.

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PROCEDURE

EMPLOYEE REPORTS

All employees are required to submit the following reports to the Compliance Officer for in respect of every Personal Account, including those of any immediate family member residing at the same address. In lieu of providing the Reports, an employee may submit brokerage statements or transaction confirmations that contain duplicate information. Employees should arrange to have brokerage statements and transaction confirmations sent directly to the Compliance Officer (see Appendix 3 for the form of an Authorization Letter):

EMPLOYEE HOLDINGS REPORTS AND CERTIFICATIONS. Within ten days of beginning employment and within the first forty five days of each year, each employee must report the following information:

    1. The title, number of shares and principal amount of each Covered Security in which the employee had any direct or indirect beneficial ownership (this requirement is met by attaching a recent brokerage statement for all brokerage accounts held by the access person and their household members).

    2. The name of any broker, dealer or bank with whom the employee maintains an account in which any securities were held for the direct or indirect benefit of the employee (this requirement is met by attaching a recent brokerage statement for all brokerage accounts held by the employee and their household members); and

    3.   The date the  report is  submitted  by the  employee.

    4.   A form of the Employee Certification is attached as Appendix 4.

QUARTERLY TRANSACTION REPORTS. Within thirty days of the end of each calendar quarter, each employee must report the following information:

    1.   With respect to any transaction during the quarter in a Covered:

            a. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

            b.  The nature of the transaction (i.e., purchase, sale);

            c. The price of the Covered Security at which the transaction was effected;

            d. The name of the broker, dealer or bank with or through which the transaction was effected; and

            e.  The date that the report is submitted by the employee.

    2. With respect to any Personal Account established by the employee in which any securities were held during the quarter:

            a. The name of the broker, dealer or bank with whom the employee established the account;

            b.  The date the account was established; and

            c.  The date that the report is submitted by the employee.

            d. A form of the Quarterly Transaction Report is attached as Appendix 5.

ADMINISTRATION OF THE CODE OF ETHICS

Reporting Violations and Certifying Compliance

    1. Mazama shall use reasonable diligence and institute policies and procedures reasonably necessary to prevent its employees from violating this Code;

    2. The Compliance Officer shall circulate the Code and receive an acknowledgement from each employee that the Code has been read and understood;

    3. The Compliance Officer shall review all Reports to determine whether a possible violation of the Code and/or other applicable trading policies and procedures may have occurred.

    4. No employee shall review his or her own Report(s). The Compliance Officer shall appoint an alternative to review his or her own Reports.

    5. On an annual basis, the Compliance Officer shall prepare a written report describing any issues arising under the Code or procedures, including information about any material violations of the Code or its underlying procedures and any sanctions imposed due to such violations and submit the information to the Chief Compliance Officer for review; and

    6. On an annual basis, Mazama shall certify to the Board, and upon request to the Client for which it serves as an adviser or sub-adviser that it has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics.

COMPLIANCE WITH OTHER SECURITIES LAWS

This Code is not intended to cover all possible areas of potential liability under the Investment Adviser Act, Investment Company Act or under the federal securities laws in general. For example, other provisions of Section 17 of the Investment Company Act prohibit various transactions between a registered investment company and affiliated persons, including the knowing sale or purchase of property to or from a registered investment company on a principal basis, and joint transactions (i.e., combining to achieve a substantial position in a security or commingling of funds) between an investment company and an affiliated person.

In addition, the Securities Exchange Act of 1934 may impose fiduciary obligations and trading restrictions on employees in certain situations. It is expected that employees will be sensitive to these areas of potential conflict, even though this Code does not address specifically these other areas of fiduciary responsibility.

PROHIBITED TRADING PRACTICES

    1. All employees of Mazama are required to obtain written pre-clearance of all transactions involving any Securities, including: mutual funds (including i-shares); options; futures; treasury notes and bonds; and municipal and corporate bonds. It is not necessary to pre-clear transactions involving money market securities (including money market mutual funds). A form of Mazama's Personal Trade Order Pre-Clearance Ticket is attached as Appendix 7.

            a. Pre-clearance is to be obtained from the Compliance Officer or Chief Compliance Officer. Personal trades on behalf of the Compliance Officer must be pre-cleared by the Chief Compliance Officer or a senior officer in the portfolio management department. Personal trades on behalf of the Chief Compliance Officer must be pre-cleared by the Compliance Officer or a senior officer in the portfolio management department. Automatic purchases of mutual funds only need to be approved by the Compliance Officer or Chief Compliance Officer once, prior to the initial purchase.

    2. No employee may purchase or sell directly or indirectly, any security in which he or she has, or by reason of such transactions acquires, any direct or indirect beneficial ownership if such security to his or her actual knowledge at the time of such purchase or sale:

            a. is being considered for purchase or sale by a Fund or other client account;

            b. is in the process of being purchased or sold by a Fund or other client account (except that an employee may participate in a bunched transaction with a Fund or client account if the price terms are the same in accordance with trading policies and procedures adopted by Mazama); or

            c. is in the process of being purchased or sold for a Fund or client account, or for which an opposing transaction (purchase versus sale) is underway or has transpired within the prior 7 days. Employees may purchase or sell securities immediately following transactions on behalf of a Fund or other client account if the transaction is on the same side of the market (i.e. purchasing a security that has been purchased by a Fund or client account), subject to all other restrictions and requirements set forth in this Code and Mazama's policies and procedures governing trades by Investment Personnel.

    3. All employees of Mazama are prohibited from directly or indirectly acquiring beneficial ownership in any securities in an IPO or Limited Offering.

    4. No Employee may trade ahead of a Fund or client account in violation of this Code - a practice known as "frontrunning."

    5. If both, an employee of Mazama and a client of Mazama are engaging in transactions involving a Publicly Traded Security an actual or apparent conflict of interest could arise. In any situation where the potential for conflict exists, transactions for client accounts take precedence over transactions for Personal Accounts.

    6. Before an employee buys or sells a Publicly Traded Security for a Personal Account, he or she must confirm that he or she is not in receipt of any material, nonpublic information that would affect the price of that Publicly Traded Security;

    7. The Compliance Officer shall review all employee transactions on a daily basis. Any transactions which are found to be in conflict with Mazama's fiduciary obligation to its clients will be subject to cancellation. The Compliance Officer shall retain all employee trading records as part of the books and records as required by the Advisers Act and the rules promulgated there under.

STANDARDS OF CONDUCT

CONFLICT OF INTEREST

Mazama expects its employees to avoid conducting personal or private business that conflicts with, or give the appearance of conflicting with, the interests of the Company or its customers. Mazama considers a 'conflict of interest' to be any situation in which your own interests could interfere with your responsibilities as an employee of Mazama. Additionally the Compliance Department periodically reviews all vendor and client relationships for any potential conflicts of interest, including relationships with affiliates, if any.

VENDOR AND CLIENT GIFTS

Mazama has chosen to comply with the basic limits of the National Association of Securities Dealers ("NASD") and AIMR standards for gifts.

         BROKER/DEALERS/THIRD PARTY RESEARCH PROVIDERS/PUBLICLY TRADED COMPANIES

         Gifts, other than occasional meals, tickets to sporting events and other entertainment events, received from broker/dealer(s), third party research provider(s), and/or publicly traded companies in excess of $100.00 should be disclosed to the Chief Compliance Officer and will be returned to the broker/dealer or underwriter, or will be donated to charity. Under no circumstances may travel expenses, other than short distance ground transportation, be paid for or reimbursed to any employee of Mazama by a client, broker/dealer, third party research provider and/or publicly traded company.

         OTHER VENDORS AND CLIENTS

         Mazama and employees of Mazama may not GIVE gifts in excess of $100.00 to vendors and/or clients with the exception of occasional meals, tickets to sporting events, and other entertainment events. Mazama and employees of Mazama may not RECEIVE gifts from vendors and/or clients with the exception of occasional meals, tickets to sporting events, and other entertainment events. In the event that an employee of Mazama has been given a gift from a client and/or vendor, other than a broker/dealer, in excess of $100.00, the gift must be disclosed to the firm's Chief Compliance Officer, at which point a determination will be made if the gift is excessive and should be returned. Upon prior approval from the Chief Compliance Officer, Mazama may provide lodging and air travel for client travel.

BUSINESS RELATIONSHIPS

All business relationships at Mazama must be based purely on business considerations, not on the personal interests of Company employees or their associates. Here are some examples of business relationships that may cause a conflict of interest:

    1. A Mazama employee holds a significant personal financial interest in a company that conducts business with Mazama;

    2. A Mazama employee holds a significant personal financial interest in a company that competes with Mazama;

    3. A Mazama employee is an immediate relative or close friend of someone who stands to directly profit from and/or who holds a financial interest in a company that conducts business with Mazama;

    4. A Mazama employee is involved in any form of personal or business relationship with a customer that could directly affect the employee's ability to make an independent decision to extend credit, accept or process loan payments, modify loan terms and condition, or otherwise administer any other aspect of the borrower's business or relationship with the Company.

If you believe that a potential business relationship would cause a conflict of interest, do not take part in the business decision affected. If you are confident that your business relationship does not present a conflict of interest, but fear that it might appear as such, disclose the relationship to the Chief Compliance Officer.

CORPORATE OPPORTUNITY

Employees may not acquire or derive personal gain or profit from any business opportunity or investment that comes to their attention as a result of employment with Mazama and in which Mazama might reasonably be expected to participate without first disclosing all relevant facts pertaining to the opportunity to the Chief Compliance Officer.

INVESTING IN A CUSTOMER'S BUSINESS

Generally, employees may invest in a Mazama client's or vendor's business if it is a public corporation whose stock is widely held or if it is a business that is owned by the employee's family and is closely held. Other business investments are acceptable if they represent less than one percent (1%) of the value of the company's equity or debt. Investments outside of these guidelines should be discussed with the Chief Compliance Officer to ensure that a conflict is not present. Regardless of the level of ownership you may have in a business, it is important that you remove yourself from any situation in which you could be perceived to have influence over the relationship between the business and Mazama

ACTING AS A FIDUCIARY

A "fiduciary" is a person to whom property or power is given for the benefit of a third party. Acting as a trustee, executors of an estate or legal guardian are common examples of a fiduciary relationship. Mazama generally discourages you from acting as a fiduciary because fiduciary duties:

    1.   Can consume much of your time,

    2.   Might compete directly with similar services offered by Mazama, and;

    3.   Might put you in a conflict of interest.

Mazama may allow your or your immediate family members to act as fiduciary if these conditions are met:

    1. The fiduciary relationship is with a member of your family or with a close friend whose friendship is independent of any business with the Company.

    2. You have not manipulated a customer to enter a fiduciary relationship involving the customer (particularly with respect to bequests under wills or grants under trusts).

    3.   You do not use any Mazama resources in your capacity as fiduciary.

    4. You must receive approval from the Chief Compliance Officer before you accept an appointment as a fiduciary, except when your fiduciary relationship is with an immediate family member or close friend whose friendship is independent of any business relationship with the Company.

OUTSIDE EMPLOYMENT

Mazama generally discourages its employees from holding a second job, but outside employment may be allowed in some cases. The Company does not allow employees to engage in outside work that:

    1.   Detracts from your ability to discharge your responsibilities to Mazama

    2.   Adversely affects the quality of your work for Mazama

    3.   Competes with Mazama

    4.   Requires the use of Mazama's resources or facilities.

    5.   Affirms/implies that Mazama endorses or sponsors your outside interest.

    6.   Damages Mazama's reputation.

    7.   Creates a conflict of interest.

Before you accept outside employment, you should discuss the concerns listed above with the Chief Operating Officer.

PERSONAL USE OF COMPANY RESOURCES

Personal use of Mazama resources is prohibited except where specifically allowed. Occasional, minimal use of Mazama resources may be allowed under certain circumstances, but you may be asked to reimburse the Company for the direct costs associated with such use.

CONFIDENTIALITY

Employees are entrusted with and have access to equipment, systems, and information related to our business and our customers, all of which are highly valuable assets of Mazama. Examples of items that must be treated as confidential include, but are not limited to: business systems; Information about clients, vendors, and employment relationships; products; research and development material; client accounts (including all employee accounts); policies and procedures; and corporate decisions and future plans.

We consider all information about our business or customers that is not generally known to the public or to our competitors to be confidential. This confidential information is a valuable asset of Mazama, and protection of this asset is important to maintaining our competitive position in the financial services industry. It is the responsibility of each employee to maintain the confidentiality of all confidential information both during and after his or her employment.

When in doubt as to the confidentiality or proprietary nature of resources or to report a privacy incident, where non-public information is handled in an unsecured manner, or shared, intentionally or unintentionally, with an unauthorized party, consult the Chief Compliance Officer.

PRIVACY

You must maintain confidentiality when sharing client information within Mazama or with contracted outside service providers or vendors (i.e. consultants and custodians). Please read the Privacy Policy located in Mazama's Polices and Procedures.

OUTSIDE DIRECTORSHIPS

You may not serve as a director of a public or private business without prior written approval of the Chief Compliance Officer. You also need prior approval to serve as a paid director for a not for-profit organization. However, you need no permission to serve as an unpaid director of a not-for-profit organization. Before you agree to serve in any outside directorship, make sure that the position does not cause a conflict of interest or reflect negatively on the business activities or reputation of Mazama

CIVIC/POLITICAL ACTIVITIES AND CONTRIBUTIONS

Mazama encourages you to exercise your responsibility to vote and take an active interest in the issues of your community. You should remember, however that your own civic and political activities and contributions represent your own views, not those of Mazama.

You should not use envelopes or stationary printed with Mazama's name or address for your political correspondence. You are certainly allowed to make contributions to any political candidate or party you choose. However, you are not to make any donation or present any personal gift in the name of Mazama. You should also make sure that the recipient of the contribution does not think that your contribution represents an endorsement from Mazama.

LOBBYING ACTIVITIES

Employees may not undertake activities designed to influence the decisions or actions of Government officials in a manner that would require them or Mazama to register as a lobbyist, or employer of a lobbyist, without the prior authorization of the Chief Compliance Officer.


ACKNOWLEDGED AND AGREED:


I have read, and I understand the terms of, this Code of Ethics.

Signed:
        ------------------------------------------


Employee Name:
               -----------------------------------


Date:
      --------------------------------------------

                                   APPENDIX 1
                                  DEFINITIONS

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 CONTROL      The power to  exercise  a  controlling  influence  over the management  or policies of a company,  unless such power is solely  the  result  of  an  official  position  with  such company.
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  FUND        An investment company registered under the Investment Company Act.
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INVESTMENT    (i) any  employee  of a Fund or Mazama  (or of any  company in a
PERSONNEL     control  relationship  to a Fund or   investment  adviser) who, in
              connection with his or her regular functions or duties, makes or
              participates  in  making   recommendations   regarding  the
              purchase  or  sale of  security  by a Fund;  and  (ii)  any natural  person  who  controls  a Fund  or  Mazama  and who obtains information  concerning  recommendations  made to a
              Fund  regarding  the  purchase or sale of  securities  by a
              Fund.  For purposes of this Code,  only personnel of Mazama are Investment Personnel.
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  LIMITED     An offering that is exempt from registration under the
  OFFERING    Securities Act of 1933 (the "Securities  Act") pursuant to Section
              4(2) or Section  4(6) or  pursuant to Rule 504, Rule 505, or
              Rule 506 under the Securities Act.
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 PUBLICLY     Includes  (i) any  equity  or debt  instrument  traded on an
  TRADED      exchange,  through NASDAQ or through the   "pink sheets;" (ii) any
SECURITIES    options to purchase or sell such equity or debt instrument; (iii)
              any index stock or bond group options that include such equity or debt instrument; and (iv) any option on such futures contracts; (v) any mutual fund, certificates of deposit, U.S.
              treasury bills and other U.S. government-issued debt instruments.

-------------------------------------------------------------------------------

PURCHASE OR   Includes, among other things, the writing of an option to purchase
 SALE OF A    or sell a Covered Security.
  COVERED
  SECURITY
-------------------------------------------------------------------------------
  SECURITY    Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

-------------------------------------------------------------------------------

                                   APPENDIX 2
                LIST OF ACCESS PERSONS AND INVESTMENT PERSONNEL

-------------------------------------------------------------------------------
                                                             ACKNOWLEDGEMENT         IS THIS PERSON
      NAME                      TITLE                        OF RECEIPT OF CODE     ALSO INVESTMENT
                                                                 OF ETHICS            PERSONNEL?
-------------------------------------------------------------------------------
                                Directors and Officers
-------------------------------------------------------------------------------

Ronald A. Sauer         CIO, Senior Portfolio Manager                Y                    Y
-------------------------------------------------------------------------------
                        Executive Vice President, Chief
Brian P. Alfrey         Operating Officer, Chief                     Y                    Y
                        Compliance Officer
-------------------------------------------------------------------------------
Jill R. Collins         Senior Vice President, Marketing             Y                    N
                        and Client Service
-------------------------------------------------------------------------------
Stephen C. Brink        Senior Vice President, Portfolio             Y                    Y
                        Manager, Director of Research
-------------------------------------------------------------------------------
Helen M. Degener        Strategic Advisor                            Y                    Y
-------------------------------------------------------------------------------
                                Investment Team
-------------------------------------------------------------------------------
Gretchen Novak          Associate Portfolio Manager                  Y                    Y
-------------------------------------------------------------------------------
Alex Woodward           Sector Portfolio Manager                     Y                    Y
-------------------------------------------------------------------------------
Timothy P. Butler       Sector Portfolio Manager                     Y                    Y
-------------------------------------------------------------------------------
Michael D. Clulow       Sector Portfolio  Manager                    Y                    Y
-------------------------------------------------------------------------------
Brant DeMuth            Senior Research Analyst                      Y                    Y
------------------------------------------------------------------------------
Ashim Mehra             Research Analyst                             Y                    Y
-------------------------------------------------------------------------------
Ron Doria               Research Analyst                             Y                    Y
-------------------------------------------------------------------------------
Joel Rubenstein         Research Analyst                             Y                    Y
-------------------------------------------------------------------------------
Angela Earl             Executive Assistant                          Y                    N
-------------------------------------------------------------------------------
Lynna Dunham            Administrative Assistant                     Y                    N
-------------------------------------------------------------------------------
                                Trading Department
-------------------------------------------------------------------------------
Claudette Jacobsen      Senior Equity Trader                         Y                    Y
-------------------------------------------------------------------------------
Thomas L. Norby         Equity Trader                                Y                    Y
-------------------------------------------------------------------------------
Blaine Dickason         Associate Equity Trader                      Y                    Y
-------------------------------------------------------------------------------
Bryan Goss              Senior Operations Associate                  Y                    N
-------------------------------------------------------------------------------
                                Compliance Department
-------------------------------------------------------------------------------
Shannon Lynch           Compliance Officer                           Y                    N
-------------------------------------------------------------------------------

                                   APPENDIX 3
                          FORM OF AUTHORIZATION LETTER


May 5, 2005



Broker Name
Broker Address
City, State Zip

Re:  Brokerage Statements of

Ladies and Gentlemen:

The above referenced person is an employee of Mazama Capital Management, Inc. Federal securities laws require that we monitor the personal securities transactions of certain key personnel. By this Authorization Letter, and the acknowledgement of the employee below, please update the forwarding address for all duplicate copies of the employee's brokerage statements and transaction confirmations to:

                           Compliance Department
                           Mazama Capital Management, Inc.
                           One S.W. Columbia Street, Suite 1500
                           Portland, Oregon 97258

Should you have any questions, please contact the undersigned at 503-944-6249.

                                      Very truly yours,



                                      Shannon M. Lynch
                                      Compliance Officer




AUTHORIZATION:

I hereby authorize you to release duplicate brokerage statements and transaction confirmations to my employer.

                              Signature:
                                         --------------------------------------

Name:
SSN:
Account #:

                                   APPENDIX 4

                             EMPLOYEE CERTIFICATION
(complete within ten days of employment and the first thirty days of each year)

                         Date Submitted:
                                        -----------------------

I hereby certify that I have read and understand and agree to abide by the policies set forth in the Mazama Capital Management, Inc. Policies and Procedures and Code of Ethics.

PRIVACY POLICY

I have read and agree to comply with the Privacy Policy of the Compliance Manual. My initials ____ certify that I have not provided material nonpublic information to any unaffiliated third parties except in the following circumstances:

    o As necessary to provide the service that the client has requested or authorized, or to maintain and service the client's account;

    o As required by regulatory authorities or law enforcement officials who have jurisdiction over Mazama Capital Management, Inc., or as otherwise required by an applicable law; and

    o To the extent reasonable necessary to prevent fraud and unauthorized transactions.

E-MAIL AND ELECTRONIC COMMUNICATIONS POLICY

I have read and agree to comply with the E-mail and Electronic Communications Policy. My initials ____ certify that I have not used any personal e-mail account for any business related items including communication with clients, consultants and/or any vendor to Mazama Capital Management, Inc.

SEC RULE 206(4)-4

To meet the disclosure requirements of SEC Rule 206(4)-4 under the Advisers Act, my initials ____ certify that I have disclosed all legal and disciplinary events for which I am, or have been, personally involved, including information regarding any actions or fines by any Self-Regulatory Organization.

INSIDER TRADING POLICY

To comply with the Insider Trading Policy of the Policies and Procedures Manual and if applicable, the Access Person reporting requirement s of the Code of Ethics, my initials ____ certify that I have ready and understand the Insider Trading Policy, and that should I become knowledgeable of material non-public "inside" information, I will notify the firm's Chief Compliance Officer immediately.

PERSONAL SECURITIES TRANSACTIONS & RECORDS POLICY

To comply with the Personal Securities Transactions & Records Policy of the Compliance Manual and, if applicable, the Access Person reporting requirements of the Code of Ethics, I further certify that I have directed each broker with whom I have an account to send to the Mazama Capital Management, Inc. designated compliance officer duplicate copies of all confirmations and periodic statements relating to my account(s) and have complied with the reporting requirements of the policy and code of ethics. By initialing I indicate my status in reporting personal transactions and holdings. PLEASE INITIAL ONE OF THE BELOW OPTIONS.

____ No member of my immediate family or household maintains any brokerage accounts or beneficially owns any securities that require reporting as indicated in the Personal Securities Transactions & Records Policy of the Compliance Manual.

____ Information regarding all securities accounts maintained by me or any member of my immediate family or household accompanies this certificate.

____ I have already disclosed all securities accounts maintained by me or any member of my immediate family or household to Mazama Capital Management, Inc. and there have been no changes.

____ I have already disclosed securities accounts maintained by me or any member of my immediate family or household to Mazama Capital Management, Inc., but new account information is attached to the back of this certificate.


---------------------------                           -------------------------
Employee Signature                                    Date Submitted


--------------------------
Employee Name (Printed)


REVIEWED:
-------------------------------------------------------------------------------
         (Compliance Officer Signature)               Date

                                   APPENDIX 5
                          QUARTERLY TRANSACTION REPORT
                    (complete within ten days of the quarter)
                           Date Submitted:
                                          -------------------


NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS


1.  TRANSACTIONS
--------------------------------------------------------------------------------------------

 NAME OF COVERED    BROKER     NUMBER OF       NATURE OF          PURCHASE     DATE OF
   SECURITY                     SHARES        TRANSACTION          PRICE     TRANSACTION
                                             (I.E, BUY, SALE)
--------------------------------------------------------------------------------------------












2.  BROKERAGE ACCOUNTS OPENED DURING QUARTER

---------------------------------------------------------------------------------------------

           NAME OF INSTITUTION AND                      ACCOUNT           HAVE YOU REQUESTED
ACCOUNT HOLDERS' NAME (I.E., YOU, SPOUSE, CHILD)        NUMBER           DUPLICATE STATEMENTS?
---------------------------------------------------------------------------------------------










REVIEWED:
          ------------------------------------
          (COMPLIANCE OFFICER SIGNATURE)

DATE:
     -----------------------------------------

                                   APPENDIX 6
                             ANNUAL HOLDINGS REPORT
                (to be completed within thirty days of each year)
                                Date:
                                     ------------------

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS


1.  HOLDINGS

-------------------------------------------------------------------------------
       Name of Covered Security               Number of      Value of Security
                                               Shares
-------------------------------------------------------------------------------











2.  BROKERAGE ACCOUNTS

---------------------------------------------------------------------------------------------
           NAME OF INSTITUTION AND                      ACCOUNT           HAVE YOU REQUESTED
ACCOUNT HOLDERS' NAME (I.E., YOU, SPOUSE, CHILD)        NUMBER           DUPLICATE STATEMENTS?
---------------------------------------------------------------------------------------------












REVIEWED:
         ------------------------------------------
         (COMPLIANCE OFFICER SIGNATURE)

DATE:
     ----------------------------------------------

                                   APPENDIX 7
                    PERSONAL TRADE ORDER PRE-CLEARANCE TICKET



To:  COMPLIANCE

CC:

Subject:  PERSONAL TRADE ORDER


By executing this trade you confirm that you are not acting on material non-public information and that Mazama Capital Management, Inc. does not curretnly hold the same security on behalf of a client nor does Mazama Capital Management, Inc. contemplate trading in this stock in the foreseeable future.


-------------------------------------------------------------------------------
                                                                     YES/NO
-------------------------------------------------------------------------------
Is this security held in client accounts?
-------------------------------------------------------------------------------
Has this security been a holding in client accounts
in the last 12 months?
-------------------------------------------------------------------------------
Is this security within Mazama's market cap range?
-------------------------------------------------------------------------------


If you answered yes to any of the above questions, please provide an explanation in the space provided below.


EXPLANATION



                                      -20-